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                                                                    Exhibit 10.1

                                SECOND AMENDMENT

                                   LEASE FROM
                      TRUSTEES OF THE CAMBRIDGE EAST TRUST
                                       TO
                               EPIX MEDICAL, INC.

      This is the Second Amendment made as of June 30, 2000 to the Lease dated as of July 7, 1998 between the Trustees of The Cambridge East Trust, as Landlord, and EPIX Medical, Inc., as Tenant, for premises at 63-75 Rogers Street, Cambridge, Massachusetts as previously amended by First Amendment dated February 18. 1999 (the "Lease").

      Whereas, the Landlord is willing and the Tenant wishes, (i) to lease as additional Premises a portion of the premises at 67 Rogers Street, Cambridge, Massachusetts (sometime referred to as the portion of the Premises at 67 Rogers Street), which constituted a portion of the First Offer Premises described in
Section 3.5 of the Lease, on the terms and conditions stated in the Lease as previously amended, and (ii) to extend the First Offer Rights as to the Premises at 63 Rogers Street and 65 Rogers Street on the terms and conditions stated in this Second Amendment.

      Therefore, for valuable consideration the receipt and sufficiency of which is mutually acknowledged:

      1. Section 1 Reference Data The Landlord and the Tenant amend the Lease by substituting Section 1 Reference Data appearing at the end of this Second Amendment for the original Section 1 Reference Data, and the Lease is hereby so amended.

      2. Exercise of Rights in First Offer Premises at 67 Rogers Street The portion of the Premises at 67 Rogers Street being added to the Lease by this Second Amendment are presently occupied by Therion Corporation and Landlord's delivery thereof is affected by the date of Therion's delivery to Landlord, which is estimated to be on or about August 12, 2000. Landlord shall use reasonable efforts to obtain delivery of such Premises on or about August 12, 2000 (but shall not be obligated to pay money for such purpose). Landlord shall give five days prior notice of the date those Premises are to be delivered (or anticipated to be delivery) to Tenant. Landlord's delayed delivery of said Premises shall in no way affect the validity of the Lease as including those Premises but Tenant shall not be obligated to pay Annual Base Rent or any Additional Rent on those Premises until they are delivered to Tenant and all rent thereon for any period from August 12, 2000 to actual delivery shall be abated entirely. If Landlord has not delivered possession of those Premises on or before November 1, 2000, Tenant shall have the right by notice to Landlord, continuing while such Premises remain undelivered thereafter, to terminate this Second Amendment.

      The Premises added to the Lease by this Second Amendment are delivered by Landlord and accepted by Tenant "as is" and in broom clean condition.. Tenant may


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enter the premises at 67 Rogers Street prior to the Commencement Date therefor
(but not prior to the present tenant vacating the same) to prepare those Premises for Tenant's use, which entry shall be on all the terms and conditions of the Lease including, without limitation Sections 3.3 and 8.7 thereof. If said Premises are delivered prior to August 12, 2000, Tenant may also use those Premises for their intended purpose immediately on delivery provided Tenant pays Landlord daily rent at the rate of Annual Base Rent and all Additional Rent therefore for such days of use prior to August 12, 2000.

      4. The following new Section 3.5A is added to the Lease in replacement of
Section 3.5, which has lapsed.

      3.5A Extension of Right of First Offer as to 63 Rogers Street and 65 Rogers Street In the event this Lease is in full force and effect without notice of default to Tenant or, if such notice of default has been given, Tenant is acting promptly and diligently to cure the same and applicable grace periods, if any, have not expired, and the original Tenant holds the entire Tenant's interest hereunder and is in occupancy of not less than 70% of the Premises and engaged in the active conduct of its business, the original Tenant shall have a "right of first offer" to lease all the remaining space at 63 Rogers Street and 65 Rogers Street, both in Cambridge, Massachusetts shown on Exhibit 1-A attached to the original Lease (the "First Offer Premises") in their then existing condition, with no obligation in Landlord with regard to altering or improving the condition thereof, for an Annual Fixed Rent determined as stated in Section
6.1 of the Lease for a term ending on the Termination Date and otherwise on all the terms and conditions of this Lease. Tenant may exercise the right of first offer as to 63 Rogers Street and 65 Rogers Street only together and only on the same, single occasion, and shall exercise such right of first offer, if at all, only as follows.

      The First Offer Premises at 63 Rogers Street and 65 Rogers Street are presently occupied by Immunetics, Inc. under lease. If, during the Term of this Lease, the First Offer Premises are to (or have) become available for Tenant's use, Landlord shall so notify Tenant. Such notice shall state the date on which the First Offer Premises in question would be added to Tenant's leased premises under this Lease (or, if that date is uncertain, may state the earliest date such First Offer Premises could be added to Tenant's leased premises under this Lease) and shall be given not sooner than ninety (90) days before such date (or, if given sooner, shall not be effective until that date). Tenant shall have the right to lease the First Offer Premises in question on the terms and conditions stated above if (but only if) (1) Tenant gives Landlord written notice of its intention to do so within) thirty (30) business days of receipt (or the effective date, if later) of Landlord's notice of availability and also (2) executes and delivers to Landlord, within thirty (30) business days of receipt thereof, the amendment adding the First Offer Premises to this Lease on the terms and conditions stated above, and Tenant's failure to do either of these acts within the time stated (time being of the essence as stated in Section 14.7) shall terminate Tenant's right to lease the First Offer Premises described in such notice hereunder.

      The First Offer Premises are presently occupied and Tenant acknowledges that it is in Landlord's economic interest to prefer an existing tenant to all other occupants.


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Landlord and Tenant agree to balance this interest with Tenant's economic interest in having the right of first offer as follows. Landlord shall not be obligated to offer the First Offer Premises to Tenant (1) so long as either Immunetics, Inc. or any person claiming by, through or under either as the Tenant and having become the Tenant with Landlord's consent (hereafter referred to, with respect to the space each occupies, as the "Present Tenant") wishes to continue to occupy the First Offer Premises, whether under the present lease, any extension or renewal thereof, a new lease or otherwise. Accordingly, Tenant acknowledges that Tenant's right of first offer (1) in no way limits Landlord's right to negotiate and grant the Present Tenant, further rights of occupancy (under lease or otherwise) in premises which include the First Offer Premises. Tenant shall have the right to inspect the First Offer Premises on reasonable notice at any reasonable time and from time to time after Landlord's notice of its availability.

3. Agreement Made Only When Amendment Signed. This Amendment shall bind Landlord and Tenant only when executed and delivered by both. This Amendment when signed by one party and delivered to the other, shall constitute an offer to enter into the Amendment on the terms set forth herein. No submission of this Amendment, unsigned by either party to the other, shall constitute an offer.

4. Lease Confirmed Except as previously amended and as amended herein, the Lease is ratified and confirmed.


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1. REFERENCE DATA

            Each reference in this Lease to the following subjects shall be construed to incorporate the data for that subject stated in this Section 1.

DATE: As of June 30, 2000

LANDLORD:   Bruce A. Beal and Robert L. Beal, Trustees of The Cambridge East
            Trust, under declaration of trust dated June 1, 1983 recorded with the South Middlesex Registry of Deeds, Book 15067, Page 392 and registered with the South Middlesex Registry District of the Land
            Court as Document 641740 noted on Certificate of Title 168090, Book
            970, Page 140, as Trustees and not individually

ORIGINAL ADDRESS
OF LANDLORD:      c/o Beal and Company, Inc.
                  177 Milk Street
                  Boston, Massachusetts 02109

TENANT:      EPIX Medical, Inc., a Delaware corporation

ORIGINAL ADDRESS
OF TENANT:        71 Rogers Street, Cambridge Massachusetts 02142

PREMISES:   Effective on the Commencement Date of this Lease the following premises shown on Exhibit 1 to the original Lease:
            approximately 2,660 square feet located in the 6,640 square foot building known as and numbered 63 Rogers Street,

            approximately 4,390 square feet located in the 5,360 square foot building known as and numbered 65 Rogers Street,

            approximately 2,500 square feet located in the 2,500 square foot building known as and numbered 69 Rogers Street,

            approximately 2,500 square feet located in the 2,500 square foot building known as and numbered 71 Rogers Street,

            approximately 5,000 square feet located in the 5,000 square foot building known as and numbered 75 Rogers Street,

and effective on delivery of possession, estimated to be on or about
            August 12, 2000 approximately 5,900 square feet located in the 5,900 square foot building known as and numbered 67 Rogers Street as shown on Exhibit 1-A to the Lease all in Cambridge, Massachusetts (collectively, the Building or Buildings)


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FIRST OFFER PREMISES: The following premises shown on Exhibit 1-A to the Lease:

            approximately 3,980 square feet located in the 6,640 square foot building known as and numbered 63 Rogers Street, and approximately 971 square feet located in the 6,640 square foot building known as and numbered 65 Rogers Street also in Cambridge, Massachusetts.

            If added to the Premises, these premises also will, with the other Premises, be referred to collectively as the Building. See Section 3 of this Second Amendment for exercise rights to lease the First Offer Premises. See Section 6.1 of the Lease for Annual Fixed Rent if the First Offer Premises are added to the Lease.

TERM:       Five years as to original Premises
            Two years five months (approximately) as to 67 Rogers Street

COMMENCEMENT DATE: As to original Premises - January 1, 1998

                  As to the portion of the Premises at 67 Rogers Street - The day those Premises are delivered (which the parties presently anticipate will be on or about August 12, 2000

TERMINATION DATE: December 31, 2002 as to all Premises

EXTENSION RIGHTS: One option to extend the term for either three or five years as more completely stated in Section 3.6 added to the Lease by the First Amendment

ANNUAL FIXED RENT:
                  January 1, 1998 - December 31, 1998     $258,700.00
                  January 1, 1999 - December 31, 1999     $275,750.00
                  January 1, 2000 - July 31, 2000         $170,800.00
                  August 1, 2000 - August 31, 2000        $ 30,966.13*
                  September 1, 2000 - December 31, 2000   $138,310.00
                  January 1, 2001 - December 31, 2001     $437,880.00
                  January 1, 2002 - December 31, 2002     $460,830.00

During extended term: As stated in Section 6.1 as amended by the First Amendment

MONTHLY PAYMENT:
                  January 1, 1998 - December 31, 1998     $ 21,558.33
                  January 1, 1999 - December 31, 1999     $ 22,979.17
                  January 1, 2000 - July 31, 2000         $ 24,400.00
                  August 1, 2000 - August 31, 2000        $ 30,966.13*


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                  September 1, 2000 - December 31, 2000   $ 34,577.50
                  January 1, 2001 - December 31, 2001     $ 36,490.00
                  January 1, 2002 - December 31, 2002     $ 38,402.50

* These amounts are based on delivery of the portion of the Premises at 67 Rogers Street on August 12, 2000. Annual Base Rent and the monthly payment shall be pro rated as necessary to reflect the actual date of delivery of the additional Premises at 67 Rogers Street. Prior to delivery the Annual Fixed Rent is at the monthly rate of $24,400 and will be pro rated daily for the days prior to delivery and upon delivery the Annual Fixed Rent will increase to the monthly rate of $34,577.50 and will be pro rated daily for the day of delivery and the remaining days of the month. In the event delivery occurs other than during August the same will apply to the month in which delivery occurs.

During extended term: 1/12th of Annual Base Rent

TENANT'S PERCENTAGE OF
OPERATING EXPENSES:             63 Rogers Street     40.06%
                                65 Rogers Street     81.90%
                                67 Rogers Street     100%
                                69 Rogers Street     100%
                                71 Rogers Street     100%
                                75 Rogers Street     100%
                   and if the First Offer Premises are added to the Lease:
                                63 Rogers Street     100%
                                65 Rogers Street     100%

PERMITTED USES: General Office use and technical office for research development laboratory or research facility use, and manufacture, processing, assembly and packaging of drug, all to the extent permitted by applicable law and no other use

SECURITY DEPOSIT: None

BROKER: The Beal Companies as to this Second Amendment

SIGNATURES

LANDLORD:                          TENANT:
Bruce A. Beal and Robert L.
Beal, Trustees as aforesaid
and not individually
By: Beal and Company, Inc.,        EPIX Medical, Inc.
     Managing Agent


By: /s/ Robert L. Beal             /s/ Pamela E. Carey
    ----------------------         --------------------------
                  its                                its
  hereunto duly authorized         hereunto duly authorized Treasurer


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                          SECRETARY'S CERTIFICATE

      The undersigned hereby certifies (1) that s/he is the duly elected Secretary of the corporation executing this Lease as Tenant, (2) that the Tenant's Board of Directors has duly decided as required by law and the Tenant's governing documents that the Tenant shall enter into this Lease and has duly empowered the person who executed this Lease to do so in the name of and on behalf of the Tenant, and (3) that the Tenant's execution and performance of this Lease is consistent with and does not contravene or violate the law and governing documents under which Tenant is organized and operated.


                                                /s/ Michael D. Webb
                                                ------------------------
                                                                   , Secretary



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